                                                                    EXHIBIT 99.1

                          MDT CORPORATION SAVINGS AND
                        THRIFT PLAN FOR HOURLY EMPLOYEES

                       Financial Statements and Schedules

                           December 31, 1994 and 1993

                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Hourly Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Hourly Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Hourly Employees at December 31, 1994 and 1993, and the changes in those net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick LLP

Los Angeles, California
May 19, 1995

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994

                                                                       Fund Information
                                  ---------------------------------------------------------
                                     Open End                      MDT         U.S.
                                    Guaranteed     Equity Index    Stock    Government
          Assets                  Income Fund II     Fund II       Fund        Fund
          ------                  --------------   ------------    -----    ----------
Investment in employees' loans        $   -              -            -         -
Investment in Master Trust             387,715        54,301       43,238     3,013

Receivables:
  Employer contributions                   727           -            231         8
  Employees' contributions               2,132           -            600        19
  Other                                   -             (238)         -         -
                                      --------        ------       ------     -----

                                         2,859          (238)         831        27

Due from (to) other funds                1,184           185          161       -
                                      --------        ------       ------     -----

Net assets available
  for plan benefits                   $391,758        54,248       44,230     3,040
                                      ========        ======       ======     =====

See accompanying notes to financial statements.

                                    ---------------------
                                      Asset
                                    Management     Loan
          Assets                     Fund II       Fund       Total
          ------                    ----------     ------     -----
Investment in employees' loans           -         61,443      61,443
Investment in Master Trust            17,811          -       506,078

Receivables:
  Employer contributions                 -            -           966
  Employees' contributions               -            -         2,751
  Other                                 (314)         307        (245)
                                    --------       ------     -------

                                        (314)         307       3,472

Due from (to) other funds                -         (1,530)        -
                                      ------       ------     -------
Net assets available
  for plan benefits                   17,497       60,220     570,993
                                      ======       ======     =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1993


                                                         Fund Information
                               -----------------------------------------------------------------
                                                                         Long and
                                  Open End                     MDT     Intermediate     Asset
                                 Guaranteed    Equity Index   Stock        Term       Management
         Assets                Income Fund II    Fund II       Fund    Bond Fund II    Fund II    Total
         ------                --------------  ------------   ------   ------------   ----------  -------
Investments in Master Trust       $327,323        38,272      30,662       1,677        8,142     406,076

Receivables:
  Employer contributions               668            73          83           2           15         841
  Employees' contributions           1,913           210         238           7           42       2,410
                                  --------        ------      ------       -----        -----     -------

Net assets available
  for plan benefits               $329,904        38,555      30,983       1,686        8,199     409,327
                                  ========        ======      ======       =====        =====     =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1994


                                                                 Fund Information
                             ---------------------------------------------------------
                                 Open End        Equity      MDT       U.S.
                                Guaranteed       Index      Stock   Government
                              Income Fund II    Fund II     Fund       Fund
                             ----------------  ----------  -------  -----------
Contributions:
 Employer                         $ 26,722       6,306      5,055        554
 Employees'                         91,297      22,284     15,081      1,846
                                  --------      ------     ------      -----
                                   118,019      28,590     20,136      2,400

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                           23,292         639      2,303        (60)

Interest income on
 employees' loans                     -           -          -           -
                                  --------      ------     ------      -----
     Total additions               141,311      29,229     22,439      2,340

Benefit payments                   (28,043)     (6,805)    (4,479)      (969)

Transfers among funds              (49,117)     (6,302)    (4,542)       (17)

Transfer to MDT Corporation
 Savings and Thrift Plan
  for Salaried Employees            (2,297)       (429)      (171)       -
                                  --------      ------     ------      -----
     Net increase                   61,854      15,693     13,247      1,354

Net assets available
 for plan benefits:
   Beginning of year               329,904      38,555     30,983      1,686
                                  --------      ------     ------      -----

   End of year                    $391,758      54,248     44,230      3,040
                                  ========      ======     ======      =====

See accompanying notes to financial statements.

                                --------------------
                                   Asset
                                Management     Loan
                                  Fund II      Fund       Total
                                ----------     -----      -----
Contributions:
 Employer                          1,938         -        40,575
 Employees'                       11,114         -       141,622
                                  ------       ------    -------
                                  13,052         -       182,197

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                           (330)        -        25,844

Interest income on
 employees' loans                   -           1,135      1,135
                                  ------       ------    -------
     Total additions              12,722        1,135    209,176

Benefit payments                  (2,929)      (1,388)   (44,613)

Transfers among funds               (495)      60,473       -

Transfer to MDT Corporation
 Savings and Thrift Plan
  for Salaried Employees            -            -        (2,897)
                                  ------       ------    -------
     Net increase                  9,298       60,220    161,666

Net assets available
 for plan benefits:
   Beginning of year               8,199         -       409,327
                                  ------       ------    -------
   End of year                    17,497       60,220    570,993
                                  ======       ======    =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1993

                                                         Fund Information
                               --------------------------------------------------------------------
                                                                         Intermediate
                                  Open End                       MDT       and Long       Asset
                                 Guaranteed     Equity Index    Stock        Term       Management
                               Income Fund II      Fund II       Fund    Bond Fund II     Fund II     Total
                               ---------------  -------------  --------  -------------  -----------  --------
Contributions:
  Employer                         $ 36,277         18,770       5,720          398        3,457      64,622
  Employees'                         77,933         12,244      18,186        1,449        4,143     113,955
                                   --------        -------     -------        -----        -----     -------
                                    114,210         31,014      23,906        1,847        7,600     178,577

Net income (loss) from
  Master Trust investments,
    net of administrative
    expenses                         18,054          1,856     (16,413)          12          145       3,654
                                   --------        -------     -------        -----        -----     -------

    Total additions                 132,264         32,870       7,493        1,859        7,745     182,231

Benefit payments                    (39,553)       (12,149)    (11,436)        (173)        (299)    (63,610)

Transfers among funds                   188           (941)       -             -            753        -
                                   --------        -------     -------        -----        -----     -------

    Net increase (decrease)          92,899         19,780      (3,943)       1,686        8,199     118,621

Net assets available
  for plan benefits:
    Beginning of year               237,005         18,775      34,926          -            -       290,706
                                   --------        -------     -------        -----        -----     -------

    End of year                    $329,904         38,555      30,983        1,686        8,199     409,327
                                   ========        =======     =======        =====        =====     =======


See accompanying notes to financial statements.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

                               December 31, 1994


(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Hourly Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) hourly employees who are not covered under a collective bargaining agreement. Hourly employees of the Corporation who are not covered under a collective bargaining agreement may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.


(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1994, market value of loans approximates fair value.


(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II

                                      -2-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Salaried Employees (Salaried Plan) and the MDT Corporation Savings and Thrift Plan for Union Employees (Union
     Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1994 and 1993 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                                      -3-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------

     Statement of net assets of the Master Trust as of December 31, 1994:

                                     Open End                      MDT         U.S.        Asset
                                    Guaranteed    Equity Index     Stock    Government   Management
         Assets                   Income Fund II    Fund II        Fund        Fund       Fund II       Total
         ------                   --------------  ------------  ----------  ----------   ---------      -----
Directed cash account fund         $    -             -            11,591       -            -           11,591
Investments at fair value:
  MDT Corp. common stock                -             -         1,153,088       -            -        1,153,088
  U.S. Government securities            -             -             -        150,092         -          150,092
  Other marketable securities           -         4,962,264         -           -       1,811,312     6,773,576
Investments at contract value:
  Guaranteed income group
   annuity contracts                19,817,020        -             -           -            -       19,817,020
                                   -----------    ---------     ---------   --------    ---------    ----------
                                    19,817,020    4,962,264     1,164,679    150,092    1,811,312    27,905,367

Receivables:
  Interest and dividends               108,963            5            36       -               2       109,006
  Investments sold                      -            84,565         -           -            -           84,565
                                   -----------    ---------     ---------   --------    ---------    ----------
                                       108,963       84,570            36       -               2       193,571
                                   -----------    ---------     ---------   --------    ---------    ----------

      Total assets                  19,925,983    5,046,834     1,164,715    150,092    1,811,314    28,098,938

  Liabilities
  -----------

Accounts payable for
  investments purchased                 -         -  84,565         -           -            -       -   84,565
                                   -----------    ---------     ---------   --------    ---------    ----------

      Net assets                   $19,925,983    4,962,269     1,164,715    150,092    1,811,314    28,014,373
                                   ===========    =========     =========   ========    =========    ==========

                                      -4-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------------------

     Statement of net assets of the Master Trust as of December 31, 1993:

                                                                                   Long and
                                           Open End                     MDT      Intermediate     Asset
                                          Guaranteed    Equity Index   Stock        Term        Management
    Assets                              Income Fund II    Fund II      Fund      Bond Fund II    Fund II        Total
    ------                              --------------  ------------   ------   --------------  ----------      -----
Directed cash account fund               $      -            -         50,470          289          4,246        55,005
Investments at fair value:
     MDT Corp. common stock                     -            -        826,597          -            -           826,597
     Other marketable securities                -        4,221,950       -         130,941      1,524,187     5,877,078
Investments at contract value:
     Guaranteed income group
       annuity contracts                  18,909,794         -           -             -            -        18,909,794
                                         -----------     ---------   --------      -------      ---------    ----------
                                          18,909,794     4,221,950    877,067      131,230      1,528,433    25,668,474
Receivables:
     Interest and dividends                   36,474             9         62          -                6        36,551
     Investments sold                         84,038         -           -             -            -            84,038
                                         -----------     ---------   --------      -------      ---------    ----------
                                             120,512             9         62          -                6       120,589

Due from (to) other funds                   (159,344)       72,425     12,716        9,686         64,517          -
                                         -----------     ---------   --------      -------      ---------    ----------

       Total assets                       18,870,962     4,294,384    889,845      140,916      1,592,956    25,789,063

     Liabilities
     -----------

Accounts payable for
     investments purchased               -    84,038         -       - 45,000          -            -        -  129,038
                                         -----------     ---------   --------      -------      ---------    ----------

       Net assets                        $18,786,924     4,294,384    844,845      140,916      1,592,956    25,660,025
                                         ===========     =========   ========      =======      =========    ==========

                                      -5-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------

     Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                               Open End                      MDT        U.S.        Asset
                              Guaranteed    Equity Index    Stock    Government   Management
                            Income Fund II    Fund II       Fund        Fund       Fund II       Total
                            --------------  ------------    -----    ----------  ------------    -----
     Salaried Plan           $16,350,440      4,426,096     918,866    142,573     1,698,399   23,536,374
     Union Plan                3,187,828        481,872     202,611      4,506        95,104    3,971,921
     Hourly Plan                 387,715         54,301      43,238      3,013        17,811      506,078
                             -----------      ---------   ---------    -------     ---------   ----------

      Net assets             $19,925,983      4,962,269   1,164,715    150,092     1,811,314   28,014,373
                             ===========      =========   =========    =======     =========   ==========

     Investment in Master Trust for each participating plan as of December 31, 1993 is as follows:

                                                                            Long and
                                   Open End                       MDT     Intermediate     Asset
                                  Guaranteed     Equity Index    Stock        Term       Management
                                Income Fund II     Fund II       Fund     Bond Fund II     Fund II       Total
                                --------------   ------------    ------   -------------  ----------      -----
     Salaried Plan               $15,149,546      3,864,742      632,466     131,119     1,522,908    21,300,781
     Union Plan                    3,310,055        391,370      181,717       8,120        61,906     3,953,168
     Hourly Plan                     327,323         38,272       30,662       1,677         8,142       406,076
                                 -----------      ---------     --------     -------     ---------    ----------

      Net assets                 $18,786,924      4,294,384      844,845     140,916     1,592,956    25,660,025
                                 ===========      =========     ========     =======     =========    ==========

                                      -6-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1994:


                              Open End                        MDT         U.S.        Asset
                             Guaranteed     Equity Index     Stock     Government   Management
                           Income Fund II      Fund II       Fund         Fund        Fund II       Total
                           ---------------  -------------  ----------  -----------  -----------     -----
Investment earnings:
 Interest                     $ 1,322,638         4,375        1,184        4,932        1,706    1,334,835
 Dividends                         -            150,918        -            -           52,016      202,934
 Net appreciation
   (depreciation)
   in fair value                   -           (100,021)      88,792       (8,854)     (99,722)    (119,805)
                              -----------     ---------    ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                 1,322,638        55,272       89,976       (3,922)     (46,000)   1,417,964

Administrative expenses           (73,870)      (17,281)      (3,586)        (769)      (6,312)    (101,818)
                              -----------     ---------    ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                 1,248,768        37,991       86,390       (4,691)     (52,312)   1,316,146

Net transfers in (out)             (9,873)      529,134       97,978       54,574      366,389    1,038,202

Transfers among funds             (99,836)      100,760      135,502      (40,707)     (95,719)       -
                              -----------     ---------    ---------      -------    ---------   ----------

     Net increase on
       net assets               1,139,059       667,885      319,870        9,176      218,358    2,354,348

Net assets:
 Beginning of year             18,786,924     4,294,384      844,845      140,916    1,592,956   25,660,025
                              -----------     ---------    ---------      -------    ---------   ----------

 End of year                  $19,925,983     4,962,269    1,164,715      150,092    1,811,314   28,014,373
                              ===========     =========    =========      =======    =========   ==========

                                      -7-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1993:

                                                                                  Long and
                                       Open End                        MDT      Intermediate      Asset
                                      Guaranteed     Equity Index     Stock         Term       Management
                                    Income Fund II      Fund II        Fund     Bond Fund II     Fund II       Total
                                    ---------------  -------------  ----------  -------------  -----------     -----
Investment earnings:
     Interest                          $ 1,403,244           230          443            8           132     1,404,057
     Net appreciation
       (depreciation)
       in fair value                         -           345,612     (438,052)       3,495        63,828       (25,117)
                                       -----------     ---------    ---------      -------     ---------    ----------
         Total investment
          earnings (losses)              1,403,244       345,842     (437,609)       3,503        63,960     1,378,940

Administrative expenses                    (96,522)      (14,609)      (3,238)        (808)       (2,806)     (117,983)
                                       -----------     ---------    ---------      -------     ---------    ----------

         Net investment
          earnings (losses)              1,306,722       331,233     (440,847)       2,695        61,154     1,260,957

Net transfers in                         1,417,934       539,950      159,215       25,713       284,228     2,427,040

Transfers among funds                   (1,967,336)      501,009      106,245      112,508     1,247,574         -
                                       -----------     ---------    ---------      -------     ---------    ----------

         Net increase (decrease)
          in net assets                    757,320     1,372,192     (175,387)     140,916     1,592,956     3,687,997
Net assets:
     Beginning of year                  18,029,604     2,922,192    1,020,232         -             -       21,972,028
                                       -----------     ---------    ---------      -------     ---------    ----------

     End of year                       $18,786,924     4,294,384      844,845      140,916     1,592,956    25,660,025
                                       ===========     =========    =========      =======     =========    ==========

                                      -8-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:


                          Open End                       MDT        U.S.        Asset
                         Guaranteed     Equity Index    Stock    Government   Management
                       Income Fund II     Fund II       Fund        Fund        Fund II      Total
                       ---------------  ------------    -----    ----------   ----------     -----
     Salaried Plan      $  1,016,857         34,704      63,391     (4,386)     (48,805)    1,061,761
     Union Plan              208,619          2,648      20,696       (245)      (3,177)      228,541
     Hourly Plan              23,292            639       2,303        (60)        (330)       25,844
                        ------------       --------    --------    -------     --------    ----------

     Net investment
      earnings
      (losses)          $  1,248,768         37,991      86,390     (4,691)     (52,312)    1,316,146
                        ============       ========    ========    =======     ========    ==========

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1993 are as follows:

                                                                   Long and
                          Open End                        MDT    Intermediate     Asset
                         Guaranteed     Equity Index     Stock       Term       Management
                       Income Fund II     Fund II        Fund    Bond Fund II    Fund II      Total
                       ---------------  ------------    -------  ------------   ----------    -----
     Salaried Plan      $  1,058,949      298,727      (333,480)     2,567        58,769    1,085,532
     Union Plan              229,719       30,650       (90,954)       116         2,240      171,771
     Hourly Plan              18,054        1,856       (16,413)        12           145        3,654
                        ------------    ---------     ---------    -------      --------    ---------

     Net investment
      earnings
      (losses)          $  1,306,722      331,233      (440,847)     2,695        61,154    1,260,957
                        ============    =========     =========    =======      ========    =========

                                      -9-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless appropriately transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Hourly Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

                                                      Schedule 1
                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1994

- ------------------------------------------------------------------------------------------------------------
                                   Description of investment, including
Identity of issuer, borrower,        maturity date, rate of interest,           Historical       Current
  lessor, or similar party           collateral, par or maturity value             Cost           Value
- ------------------------------------------------------------------------------------------------------------
Investment in MDT Corporation
 Master Trust No. 161326160                          (1)                         $511,953        506,078
- ------------------------------------------------------------------------------------------------------------
Investment in Employees' Loans     Loans to plan participants, maturity
                                      dates through 2004, interest rates
                                      from 7.25% to 8.75% per annum                  -            61,443
- ------------------------------------------------------------------------------------------------------------

(1) See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1994

- ------------------------------------------------------------------------------------------------------------------------------------

(a)          (b) Description    (c) Purchase (d) Selling  (e) Lease   (f) Expense        (g) Cost  (h) Current value  (i) Net gain
                 of asset           Price        Price        Rental      incurred with      of        of asset on        or (loss)
                 (include                                                 transaction        asset     transaction
                 interest rate                                                                         date
                 and maturity
                 in case of a
                 loan)
- ------------------------------------------------------------------------------------------------------------------------------------

   MDT        Acquisition of
Corporation   Interests in
              Master Trust
              -Employee and
              Employer
              Contributions            -            -           -            -                  -       $ 182,197         -
- ------------------------------------------------------------------------------------------------------------------------------------

   MDT        Divestiture of
Corporation   Interests in
              Master Trust
              -Benefit
              Payments                 -            -           -         $ 44,613              -          -             -
- ------------------------------------------------------------------------------------------------------------------------------------
